                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 13 day of November, 2001, by and between SmartGate, L.C., a Florida limited liability company, (the "Company") and Bob Fergusson ("Employee").

                                    RECITALS:

        WHEREAS, Employee wishes to be employed by the Company, and the Company wishes to employ the Employee; and

        WHEREAS, the Company and the Employee are desirous of setting forth in this definitive Employment Agreement their respective rights and obligations in respect to Employee's employment with the Company.

        NOW, THEREFORE, in consideration of Employee's employment or continued employment by the Company and in consideration of the mutual promises in this Agreement, and for additional good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the Company and the Employee agree as follows:

        1. EMPLOYMENT AND TERM. On the terms and subject to the conditions of this Agreement, the Company agrees to employ the Employee and the Employee accepts such employment. Employee's employment under this Agreement shall commence on the date hereof, and shall continue in effect for a period of three years from the date hereof and it shall terminate at the end of said three-year period ("Termination Date"), unless earlier terminated pursuant to Paragraph 6 hereinbelow. It is anticipated that Employer may offer a new employment agreement during or at the end of the term to provide for extension or promotion.

        2. DUTIES. The Employee is employed by the Company to perform the Duties specified from time to time by his supervisor and as set forth on Exhibit "A" which is attached hereto, incorporated herein and made a part hereof ("Duties").

        3. COMPENSATION. As compensation for Employee performing the Duties, the Company shall pay Employee the compensation, as set forth on Exhibit "B" which is attached hereto, incorporated herein and made a part hereof ("Compensation").

        4. VACATIONS. Employee shall be entitled each year to a vacation as provided in Exhibit "B", during which time Employee's Compensation shall be paid in full.

        5.      FRINGE BENEFITS AND REIMBURSEMENT OF EXPENSES.

                a. Employee shall be entitled to participate in any group plans or programs maintained by the Company, if any, such as health insurance or other related benefits as may be in effect from time to time and offered to the other Employees of the Company ("Benefits").

                b. The Company will reimburse Employee for Employee's out-of-pocket expenses for entertainment, travel, and similar expenses reasonably incurred by Employee in the performance of Employee's Duties hereunder ("Expenses") provided such Expenses are consistent with policy and budgets established by the Board of Directors from time to time. The Employee shall provide an itemized account of such Expenses, itemizing such Expenses in reasonable detail, and reimbursement for Expenses approved by the Board of Directors or its designated officer shall be made in a reasonable time following the Employee's delivery of the itemized account.

                c. The Company shall provide Employee actual gasoline expenses for Company business at IRS rates.

        6.      TERMINATION OF EMPLOYMENT.

                6.1 Prior to the Termination Date, this Agreement and all the rights and obligations of the parties hereto shall terminate immediately:
(i) in the event of the Employee's death; or (ii) if the Company ceases to conduct business.

                6.2 Prior to the Termination Date, the Company may, upon written notice to the Employee, immediately thereafter terminate the Employee's employment for proper cause, as limited to the grounds set forth herein ("For Cause"), and in the event of such For Cause termination, the Employee shall not be entitled to any Compensation or Severance Package Compensation following the date set forth on the written notification of such For Cause termination. The following shall be considered the exclusive grounds for For Cause termination, and the Company shall notify the Employee of the specific event or events on which it has based its bona fide and good faith determination that grounds exist to terminate the Employee For Cause, which grounds shall be limited to the following: (i) the Employee's conviction of a felony or of any lesser crime or offense involving the property of the Company or of any customer or client of the Company; (ii) the commission by the Employee of an act of fraud, misappropriation or embezzlement against the Company; (iii) the commission by the Employee of an act, or failure by the Employee to take any action, which results in the willful malfeasance or gross negligence in the performance of the Employee's Duties hereunder to the Company; (iv) the Employee's conviction of any crime or the commission of any act of moral turpitude which reasonably could be expected to affect the reputation of the Company or the Employee's ability to perform the Duties required hereunder; (v) the Employee engaging in behavior which is detrimental to the performance of his Duties or disruptive to the performance of other Company employees in the performance of their duties; (vi) the Employee's failure to adequately perform his Duties; or (vii) the Employee's material breach of this Agreement; or the Covenant Not To Compete Agreement attached hereto as Exhibit "C"; or the Confidentiality/Waiver of Interest Agreement attached hereto as Exhibit "D".

                6.3 Prior to the Termination Date, the Company may, upon 30 days written notice to the Employee, immediately thereafter terminate the Employee's employment without cause (For Cause being limited to the grounds set forth in Paragraph 6.2 herein above). In the event of such without cause termination, after the initial 12 months of employment with the Company, the Company shall pay to Employee, a severance package consisting of the Compensation (as set forth on Exhibit "B") and Benefits as described in Paragraph 5 hereinabove ("Severance Package Compensation"), which would have been due and owing to Employee during the 90 day period following the date of such Termination ("Severance Payment Period"). In the event of a termination without cause, which occurs after the initial 24 months of employment by Employee under this Agreement, the Severance Package Compensation shall be increased from 90 days to 180 days. In the event of termination without cause during the initial 12 months of employment by Employee under this Agreement, no severance payment shall be due as a result of such termination. The Severance Package Compensation shall be paid during the Severance Payment Period at the same intervals as the Compensation and Benefits would have been paid had the employment not been terminated.

                6.4 Prior to the Termination Date, the Employee may, upon 30 days written notice to the Company, terminate Employee's employment with the Company, and in such event, Employee shall not be entitled to any Compensation or Severance Package Compensation following the date of such termination.

                6.5 In the event this Agreement is not terminated prior to its Termination Date as set forth hereinabove in this Paragraph 6, then in such event this Agreement shall terminate upon the Termination Date.

        7. NON-COMPETITION. Simultaneously with his execution of this Agreement, Employee shall execute a Covenant Not to Compete Agreement with the Company, as set forth on Exhibit "C" which is attached hereto, incorporated herein and made a part hereof.

        8. CONFIDENTIALITY/WAIVER OF INTEREST. Simultaneously with his execution of this Agreement, Employee shall execute a Confidentiality/Waiver of Interest Agreement with the Company, as set forth on Exhibit "D" which is attached hereto, incorporated herein and made a part hereof.

        9. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered or mailed by certified mail, return receipt required, to the recipient at the address indicated below:

                TO THE COMPANY:                     TO THE EMPLOYEE:
                SmartGate, L.C.                     Bob Fergusson
                4400 Independence Court
                Sarasota, FL 34234

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

        10. SEVERABILITY. In the event that any provision of this Agreement shall be held to be unreasonable, invalid, or unenforceable for any reason whatsoever, the parties agree that: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect; and (ii) any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable, and such provision, as so modified, shall be valid and binding as though the invalid, unreasonable, or unenforceable portion thereof had not been included therein.

        11. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes and preempts any prior understandings, agreements or representations between Employee and Company regarding the employment of Employee.

        12. COUNTERPARTS. This Agreement may be simultaneously executed in two counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

        13. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida, with venue in Sarasota County, Florida.

        14. ATTORNEY'S FEES. In the event that either party to this Agreement shall be forced to retain the services of any attorney to enforce any of the provisions hereof, than the prevailing party in any ensuing litigation shall be entitled to recover from the non-prevailing party the prevailing party's reasonable attorney's fees, court costs or other expenses of litigation, whether incurred at trial or upon appeal. DUFFEY & DOLAN, P.A. represented SmartGate, L.C. in connection with this Agreement and Employee was advised to consult with independent legal counsel.

        15. AMENDMENTS/WAIVERS. This Agreement may only be modified, amended, or waived by a writing duly authorized and executed by all parties.

        16. DRAFTSMAN. In construing this Agreement, neither of the parties hereto shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and the Employee.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

THE COMPANY:                                   EMPLOYEE:
SMARTGATE, L.C.


BY:   /s/  Stephen A. Michael, President       /s/ Bob Fergusson
     -----------------------------------       -------------------------
     Stephen A. Michael, President             Bob Fergusson

                                   EXHIBIT "A"







                              EMPLOYMENT AGREEMENT

                             between SmartGate, L.C.

                                       and

                                  Bob Fergusson



        In accordance with Paragraph 2, Employee shall perform the following duties:


        All duties, as assigned by his supervisor, in association with the Employee serving as the Company's "Electronic Engineer".

                                  EXHIBIT "B"


                              EMPLOYMENT AGREEMENT
                            between SmartGate, L.C.
                                      and
                                 Bob Fergusson


        In accordance with Paragraph 3, Employee shall be paid the following Compensation payable as set forth below:


1. The salary to be paid by Employer hereunder shall be $65,000 per year, gross salary, payable monthly in two increments (less customary withholding for federal and state employment taxes). An increase of $5,000 per year will be granted after 90 days provided employee has performed up to expectations.

2. In year one, two weeks vacation after six months. In year two, two weeks vacation. In year three and thereafter, three weeks vacation. Use restrictions include: (i) no more than one week in any 90-day period during the first two years; and (ii) 30 days advance written notice required with approval from his supervisor.

                                   EXHIBIT "C"
















                             Covenant Not to Compete

                            COVENANT NOT TO COMPETE

        This Covenant Not to Compete is made and entered into by and between SmartGate, L.C., a Florida limited liability company (hereinafter referred to as the "Company"), and Bob Fergusson (hereinafter referred to as the "Second Party").
                                    RECITALS:

        WHEREAS, the Company is in the business of developing, manufacturing and marketing products based upon proprietary technologies.

        WHEREAS, Second Party is an employee of the Company; and

        WHEREAS, Second Party acknowledges that the Company's business activities extend throughout the world; and

        WHEREAS, Second Party acknowledges that through such employment he has and/or will acquire a special knowledge of: the processes, technologies, drawings, designs and methods of manufacture of the Company's Products; and the clients, accounts, business lists, prospects, records, corporate policies, operational methods and techniques and other useful information and trade secrets of the Company (hereinafter all collectively referred to and defined as "Confidential Information"); and

        WHEREAS, Second Party acknowledges that the Company's legitimate business interests include the Confidential Information and the Company's customer goodwill (hereinafter referred to and defined as the "Company's Legitimate Business Interests") and that the Company's Legitimate Business Interests would be harmed if Second Party engaged in competitive activities with the Company anywhere worldwide where the Company conducts business; and

        WHEREAS, the Company and Second Party, pursuant to the provisions of Florida Statutes 542.33 and 542.335, wish to enter into an agreement as embodied herein whereby Second Party will refrain from owning, managing, or in any manner or capacity working for a business conducting business activities which are similar to or competitive with those of the Company and from soliciting customers of the Company and employees of the Company for competitive purposes during Second Party's employment with the Company and during the period of five years after Second Party's cessation of employment with the Company in the geographical location of anywhere worldwide where the Company conducts business.

        NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for additional good and valuable consideration the receipt and sufficiency of which is acknowledged by the parties, including, but not limited to, the Second Party's employment with the Company and the continuation of the Second Party's employment with the Company, the parties mutually agree as follows:

        1. CONFIRMATION OF RECITALS - The foregoing recitals are true and correct and are hereby ratified and confirmed by the parties and made an integral part of this Agreement; as such, the recitals shall be used in any construction of this Agreement, especially as it relates to the intent of the parties.

        2. NON-COMPETE - The Second Party will not do, or intend to do, any of the following, either directly or indirectly, during Second Party's employment with the Company and during the period of five (5) years after Second Party's cessation of employment with the Company, anywhere worldwide where the Company conducts business:

                A. Own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company or any other business, entity, agency or organization which conducts operations or activities that are in any manner similar to those conducted by the Company or that are in any manner competitive with those of the Company; or

                B.      Solicit prior or current customers of the Company; or

                C.      Solicit any employees employed by the Company.

        The Second Party and Company agree that the phrase "Second Party's cessation of employment with the Company" as used in this Agreement, refers to any separation of Second Party from his employment at the Company either voluntarily or involuntarily, either with cause or without cause, or whether the separation is at the behest of the Company or the Second Party (hereinafter referred to and defined as "Second Party's Cessation of Employment").

        3. INJUNCTION AND DAMAGES. Second Party agrees that this Agreement is important, material, confidential, and gravely effects the effective and successful conduct of the business of the Company, and it effects its reputation and good will and is necessary to protect the Company's Legitimate Business Interests. Second Party recognizes and agrees that the Company will suffer irreparable injury in the event of Second Party's breach of any covenant or agreement contained herein and cannot be compensated by monetary damages alone, and Second Party therefore agrees that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Agreement or otherwise, shall have the right to obtain injunctive relief, both temporary and permanent, against the Second Party from any court of competent jurisdiction. Second Party further agrees that in the event of Second Party's breach of any covenant or agreement contained herein, the Company, in addition to its right to obtain injunctive relief, shall further be entitled to seek damages, including, but not limited to, compensatory, incidental, consequential, exemplary, and lost profits damages. Second Party agrees to pay the Company's reasonable attorney's fees and costs for enforcement of this Agreement, if the Second Party breaches this Agreement.

        4. MISCELLANEOUS. Wherever used in this Agreement, the phrase "directly or indirectly" includes, but is not limited to Second Party acting through Second Party's wife, children, parents, brothers, sisters, or any other relatives, friends, trustees, agents, associates or entities with which Second Party is affiliated with in any capacity. The Company may waive a provision of this Agreement only in a writing signed by a representative of the Board of Directors of the Company and specifically stating what is waived. The rights of the Company under this Agreement may be assigned; however, the covenants, warranties, and obligations of the Second Party cannot be assigned without the prior written approval of the Company. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict this Agreement in any way. This Agreement survives after the Second Party's Cessation of Employment. No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Second Party or the

Company unless in writing and signed by Second Party and the Company. This Agreement is intended to be a valid contract under Sections 542.33 and 542.335, Florida Statutes. In the event a court of competent jurisdiction determines any covenant set forth herein to be too broad to be enforceable or determines this Agreement to be unreasonable, then said court may reduce the geographical area and/or the length of time provisions herein, in order to make this Agreement enforceable and reasonable. This Agreement shall be governed by Florida law. The parties agree that venue for any action brought under this Agreement shall be in Sarasota County, Florida. In construing this Agreement, neither of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Second Party.

        5. SECOND PARTY ACKNOWLEDGMENT - The Second Party, acknowledges that he has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.


        Executed on this 13 day of November, 2001.


                                     SMARTGATE, L.C.

/s/                                  By:   /s/ Stephen A. Michael, President
--------------------------                 ----------------------------------
/s/                                        Stephen A. Michael, President
--------------------------


                                           SECOND PARTY

/s/                                        /s/ Bob Fergusson
--------------------------                 ----------------------------------
/s/                                        Bob Fergusson
--------------------------

                                   EXHIBIT "D"














                  Confidentiality/Waiver of Interest Agreement

                  CONFIDENTIALITY/WAIVER OF INTEREST AGREEMENT



        THIS AGREEMENT is made and entered into by and between SmartGate, L.C., a Florida limited liability company (hereinafter referred to and defined as the "Company") and Bob Fergusson (hereinafter referred to and defined as the "Second Party").

        WHEREAS, the Company is in the business of creating, developing, manufacturing and marketing products based upon proprietary technologies ("Products").

        WHEREAS, Second Party is an Employee of the Company who stands to benefit if the Company is successful and profitable through meeting its business goals and objectives; and

        WHEREAS, Second Party is fully aware and knowledgeable of the Products in existence as of the date hereof; and

        WHEREAS, Second Party recognizes that by virtue of Second Party's relationship with the Company, Second Party has or will acquire a special knowledge of: the processes, technologies, drawings, designs, and methods of manufacture of the Products and future Products; and the clients, accounts, business lists, prospects, records, corporate policies, operational methods and techniques and other useful information and trade secrets of the Company (hereinafter all collectively and referred to and defined as "Confidential Information"); and

        WHEREAS, Second Party acknowledges that the Company's Confidential Information represents valuable, special and unique assets of the Company; and

        WHEREAS, Second Party acknowledges that the Company's legitimate business interests include the Confidential Information and the Company's customer goodwill (hereinafter referred to and defined as "the Company's Legitimate Business Interests") and that the Company's Legitimate Business Interests would be harmed if Second Party would divulge or disclose the Confidential Information to any third-party while the Second Party is an Employee of the Company, or at anytime thereafter; and

        WHEREAS, in addition to the foregoing, the Second Party acknowledges that it is in Second Party's and the Company's best interest that any of the Products developed by or with the assistance of Second Party shall be the exclusive property of the Company.

        NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for additional good and valuable consideration the receipt and sufficiency of which is acknowledged by the parties, including, but not limited to, the Second Party's employment with the Company and the continuation of the Second Party's employment with the Company, the parties mutually agree as follows:

        1. CONFIRMATION OF RECITALS. The foregoing recitals are true and correct and are hereby ratified and confirmed by the parties and are made an integral part of this Agreement; as such, the recitals shall be used in any construction of this Agreement, especially as it relates to the intent of the parties.

        2. WAVIER OF INTEREST. Second Party acknowledges and agrees that the Company shall be the sole and exclusive owner of all rights in or to the Products and all technologies, drawings, designs, confidential ideas, trade secrets, documentation, annotation and other information related to the Products whether developed by Second Party or otherwise, including any patent applications, patents, trade names, trademarks, and copyrights related thereto (hereinafter collectively referred to and defined as "Rights and Information").


                Accordingly, Second Party irrevocably, perpetually, and absolutely assigns and relinquishes to the Company all right, title, claim or interest Second Party has or may have in or to the Products and all technologies, drawings, designs, confidential ideas, trade secrets, documentation, annotation and other information related to the Products developed by Second Party or with the assistance of Second Party, including any patent applications, patents, trade names, trademarks and copyrights related thereto, and Second Party agrees to execute any and all documentation necessary to effectuate the above described transfer of ownership.

        3. FUTURE IMPROVEMENTS. Second Party acknowledges and agrees that the provisions of Paragraph 2 above shall govern and apply to any new Products or later developed Products and to all Rights and Information related thereto, and to any improvements, modifications or alterations to the Products and to all Rights and Information related thereto as fully and completely it as applies to the Products and to all Rights and Information related thereto in existence on the date hereof.

        4.     CONFIDENTIALITY. Second Party agrees with the Company that
Second Party shall maintain all Confidential Information on a confidential basis and shall not at any time in the future disclose nor divulge the Confidential Information to any third party, except when Second Party has obtained the prior written approval of the Company.

        5. INJUNCTION AND DAMAGES. Second Party agrees that this Agreement is important, material and gravely affects the effective and successful conduct of the business of the Company, and it also affects the Company's reputation and goodwill, and is necessary to protect the Company's Legitimate Business Interests. The Second Party further recognizes and agrees that the Company will suffer irreparable injury in the event of Second Party's breach of any covenant or agreement contained in this Agreement and cannot be compensated by monetary damages alone. Accordingly, the Second Party agrees that, in addition to and without limiting any other remedies or rights that the Company may have, the Company shall have the right to obtain injunctive relief, both temporary and permanent, against the Second Party from any court of competent jurisdiction. In addition to said injunctive relief, the Company shall also be entitled to seek damages, including, but not limited to, compensatory, incidental, consequential, exemplary, and lost profits damages. Second Party agrees to pay the Company's reasonable attorney's fees and costs for enforcement of this Agreement, if the Second Party breaches this Agreement.

        6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties agree that venue for enforcement of any type under this Agreement shall be in Sarasota County, Florida.

        7. SURVIVORS. This Agreement survives after Second Party is no longer an employee of the Company.

        8. MISCELLANEOUS. No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Second Party or the Company unless in writing and signed by Second Party and the Company. The rights of the Company under this Agreement may be assigned; however, the covenants and agreements of the Second Party pursuant to this Agreement cannot be assigned. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict the Agreement in any way. In construing this Agreement, neither of the parties hereto shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Second Party.

        9. SECOND PARTY ACKNOWLEDGMENT. The Second Party acknowledges that Second Party has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.

Executed on this 13 day of November, 2001.


                                              SMARTGATE, L.C.


                                          By: /s/ Stephen A. Michael, President
                                              ----------------------------------
                                              Stephen A. Michael, President


                                              SECOND PARTY

                                              /s/ Bob Fergusson
                                              ----------------------------------
                                              Bob Fergusson